SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 6, 2006 (November 30, 2006)

Commission File Number: 000-32987

Colony RIH Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Resorts International Hotel and Casino, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4828297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Boardwalk Atlantic City, NJ	08401
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(609) 344-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 30, 2006, Commerce Bank, N.A. extended the maturity date of its revolving credit facility with Resorts International Hotel, Inc. to December 4, 2006 in order to enable the parties to finalize the formal documentation to amend the facility. On December 4, 2006 the parties executed the Seventh Amendment to Loan and Security Agreement between Resorts International Hotel, Inc. and Commerce Bank, N.A., which amendment extends the maturity date of the facility to January 31, 2007. The amendment also revises the financial covenants contained in the facility to provide that the company must maintain a minimum EBITDA and must not permit the ratio of total debt to EBITDA to exceed 11.0:1.0.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

10.69	Seventh Amendment to Loan and Security Agreement between Resorts International Hotel, Inc. and Commerce Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLONY RIH HOLDINGS, INC.

Dated: December 6, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

Dated: December 6, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO